Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No.333-193462 No.333-226377, No.333-229508, No.333-256273 and No.333-275467), and Form F-3 (No.333-258329) of our report dated May 15, 2024 with respect to the audited consolidated financial statements of BIT Mining Limited (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 15, 2024